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                                                                    Exhibit 10.9

                         SUBORDINATION AGREEMENT (Liens)

      This SUBORDINATION AGREEMENT (the "Agreement") is dated January 13, 2000 and is between BANKBOSTON, N.A., a national bank with offices at 100 Front Street, Worcester, Massachusetts 01608 (the "Bank"), and GINTARAS SUBATIS, an individual with a mailing address of 10 Bald Hill Farm Road, Sharon, Massachusetts 02607 ("Subatis"). Each Creditor (hereinafter defined) has filed or may file financing statements under the Uniform Commercial Code (the "UCC") and the Creditors desire to agree among themselves as to the relative priority of their respective security interests in the Collateral.

      For good and valuable consideration, the receipt of which is acknowledged, the Bank and Subatis agree as follows:

1.    Definitions. As used in this Agreement:

      Bank shall mean BankBoston, N.A., its successors and assigns.

      Bank Obligations means all indebtedness, liabilities and obligations of the Obligor to the Bank of whatsoever nature and howsoever evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter incurred or arising (including all renewals, extensions or modifications thereof and all fees, costs and expenses incurred by the Bank in connection with the preparation, administration, collection or enforcement thereof), including without limitation, the indebtedness, liabilities and obligations of the Obligor set forth in the Loan and Security Agreement.

      Bank Security Agreement means all of the agreements now existing or hereafter entered into pursuant to which the Obligor grants or purports to grant a security interest in the Collateral (or a portion thereof) to the Bank as security for the Bank Obligations, including without limitation, the Loan and Security Agreement.

      Creditor means either or both of the Bank or Subatis, as the context requires.

      Collateral shall mean all personal property, and other assets of the Obligor, now owned or hereafter acquired, in or upon which either or both of the Creditors now or hereafter has a lien, including without limitation, the "Collateral" as defined in the Loan and Security Agreement, and all equipment, inventory, accounts and general intangibles, as well as all chattel paper, contract rights, documents of title (as such terms are used or defined in the UCC) and all real property and all other personal property and fixtures of every kind and description, tangible and intangible, and all products and proceeds of such property (including, without limitation, insurance and condemnation proceeds and escrow accounts covering any such property) and books and records relating thereto, in which a security interest has been granted pursuant to any security agreement.

      Loan and Security Agreement means that certain Loan and Security Agreement dated January 13, 2000 by and between the Bank and the Obligor.
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      Obligor means Intrinsix Corp., a Massachusetts corporation with a principal place of business at 33 Lyman Street, Westborough, Massachusetts.

      Person means an individual, partnership, corporation, business, trust, joint stock company, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      Security Interest means any security interest of a Creditor in any Collateral, however arising.

      Subatis Obligations means all indebtedness, liabilities and obligations of the Obligor to Subatis of whatsoever nature and howsoever evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter incurred or arising (including all renewals, extensions or modifications thereof and all fees, costs and expenses incurred by Subatis in connection with the preparation, administration, collection or enforcement thereof), including without limiting the generality of the foregoing, pursuant to leases, loans and guaranties provided "Subatis Obligations" shall not include any liabilities or obligations to Subatis with respect to any salary or payments made to Subatis as compensation in the ordinary course of the Obligor's business.

      Subatis Security Agreement means all of the agreements pursuant to which the Obligor grants or purports to grant a security interest to Subatis as security for the Subatis Obligations.

2.    Priority of Security Interests.

      (a) Each Creditor agrees that the Security Interest of the Bank in the Collateral ranks and will rank first and senior in priority, operations and effect to the priority, operation and effect of the Security Interest of Subatis in the Collateral. Each Creditor agrees that the Security Interest of Subatis in the Collateral ranks and will rank in all respects behind and junior in priority, operation and effect to the priority, operation and effect of the Security Interest of the Bank in the Collateral.

      (b) The priorities specified herein are applicable irrespective of any statement in any security agreement or in any other agreement to the contrary, the time or order or method of attachment or perfection (or failure to perfect) of Security Interests or the time or order of filing of financing statements or expected acquisition of purchase money or other security interests.

3. Division of Proceeds. The proceeds of any sale, disposition or other realization by either Creditor upon the Collateral (or any portion thereof) will be distributed in the following order of priorities:

      First, to the Bank in an amount equal to all reasonable costs and expenses incurred by the Bank in connection with or incident to the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

      Second, to the payment or prepayment of all Bank Obligations; and


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      Third, to the payment or prepayment of all Subatis Obligations.

4. No Representation or Warranties. The Creditors agree that they have not made to each other nor do they hereby otherwise make to each other any representations or warranties, express or implied, nor do they assume any liability to each other with respect to: (1) the enforceability, validity, value or collectibility of any of the Collateral (or any portion thereof) or any guaranty or security which may have granted to either of them in connection with any of the Obligations; or (2) Obligor's right, title, interest, or right to transfer any of the Collateral (or any portion thereof).

5. No Liability. Neither Creditor shall be liable to the other Creditor for any action or failure to act or any of the judgment, negligence, or mistake, or oversight whatsoever on the part of such Creditor or such Creditor's agents, officers, employees or attorneys with respect to any transaction relating to any of the obligations owed to it or the enforcement of the Security Interest granted to it.

6. Obligations Under This Agreement Not Affected. The Creditors agree that each Creditor may, at its sole discretion and without notice to the other Creditor take any or all of the following actions with respect to the obligations owed to such Creditor without affecting any of such Creditor's rights under this Agreement; each Creditor may permit or agree with Obligor with respect to:

      (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations owed to it, or any other amendment or waiver of or any consent to departure from any agreement related to such obligations or any security agreement executed for the benefit of such Creditor or any other agreements related thereto;

      (b) any release or amendment or waiver of or consent to departure from any guaranty for all or any of the obligations owed to it, or any release of any Person at any time primarily or secondarily liable for all or any part of the obligations owed to it and/or any collateral or security therefor;

      (c) any alteration or exchange of any obligations owed to it, or release or compromise of any such obligation;

      (d)   release its Security Interest in the Collateral; or

      (e) exercise or refrain from exercising any rights against any Person liable to such party under the obligations.

7. Assignment. Each Creditor may, from time to time, without notice to the other Creditor, and without affecting any of such Creditor's rights hereunder, assign or transfer any or all of the obligations owed such Creditor or any interest therein; provided that neither Creditor may assign any or all of its interests in the Collateral (or any portion thereof) unless and until the assignee or transferee of such Creditor shall agree in writing to be bound by the provisions of this Agreement.


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8.    Specific Performance. Each Creditor is hereby authorized to demand specific performance of this Agreement at any time when the other Creditor shall have failed to comply with any of the provisions of this Agreement applicable to such Creditor. Such Creditor hereby irrevocable waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

9. Amendment; Waiver. No amendment or waiver of a provision of this Agreement shall be effective unless the same shall be in writing and signed by both Creditors, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any Creditor in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by such Creditor of any right, power or remedy preclude other of further exercise thereof, or the exercise of any other right, power or remedy.

10. Notices. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given when deposited in the United States mail, postage prepaid, or by telecopier or nationally recognized overnight courier when delivered to the appropriate office for transmission, charges prepaid, addressed to the applicable party at the address shown above, or at such other address as it may, by written notice received by the other party to this Agreement, have designated as its address for such purpose.

11. Entire Agreement. This Agreement embodies the entire agreement and understandings of the Creditors and supersedes all prior agreements and understandings of the Creditors relating to the subject matter herein contained.

12. Captions. Section captions used in this Agreement are for convenience only, and shall not affect the interpretation of the provisions of this Agreement.

13. Counterparts. This Agreement may be executed by the undersigned parties in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall be become effective as of the date hereof when one or more counterparts has been executed and delivered by each of the parties hereto.

14. Termination. This Agreement shall remain in full force and effect until the later of (1) the repayment in full of the Bank Obligations or (2) the repayment in full of the Subatis Obligations.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Except as otherwise provided in this Agreement, the rights and priorities of the Creditors shall be determined in accordance with applicable law.

16. Successors and Assigns; Benefit of Agreement. This Agreement is solely for the benefit of the Creditors and their successors, designees or assignees and no other Persons, including, without limitation, the Obligor, shall have any benefit, priority or interest under, or because of the existence of, this Agreement.


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17.   Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to each such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement in any other jurisdiction.

18. Controlling Contract. In the case of any conflict between this Agreement and any security agreement, this Agreement shall control.

      IN WITNESS WHEREOF, each Creditor has caused this Agreement to be duly executed as of the 13th day of January, 2000.


                                    BANKBOSTON, N.A.

/s/ Alison Kravice                  By: /s/ James P. Dutich
--------------------------              -------------------------------
Witness                                 Its Duly Authorized Officer

--------------------------          -----------------------------------
Witness                             Gintaras Subatis


                                    Read and agreed to by the Obligor:


                                    INTRINSIX CORP.

/s/ James P. Dutich                 By: /s/ James Gobes
---------------------------             -------------------------------
Witness to both                         James Gobes, President

                                    By: /s/ Brian Meeks
                                        -------------------------------
                                        Brian Meeks, Treasuer


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